Exhibit (14)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our report dated September 25, 2007 for Legg Mason Partners High Income Fund, a series of the Legg Mason Partners Income Trust, as of July 31, 2007, incorporated herein by reference and to the reference to our firm under the heading “Financial highlights” in the Proxy Statement/Prospectus on Form N-14.

/s/ KPMG LLP

New York, New York

August 15, 2008